                                   EXHIBIT 11
                             EAGLE BANCSHARES, INC.

Statement re:     Computation of per share earnings

Weighted average common and common equivalent shares for the three months ending September 30, 1997 and 1996 are computed as follows:


                                                                  September 30, 1997              September 30, 1996
Primary:
Net Income per share                                                      $     0.30                     $      0.06
--------------------------------------------------------------------------------------------------------------------
  Weighted average shares outstanding                                      5,665,694                       5,527,973
  Common shares assumed outstanding to
    reflect dilutive effect of common stock options                          165,606                         176,604
--------------------------------------------------------------------------------------------------------------------
  Weighted average shares and common
    equivalent shares outstanding                                          5,831,300                       5,704,577
--------------------------------------------------------------------------------------------------------------------
Fully diluted:
Net Income per share                                                           $0.29                           $0.06
--------------------------------------------------------------------------------------------------------------------
  Weighted average shares outstanding                                      5,665,694                       5,527,973
  Common shares assumed outstanding to
    reflect dilutive effect of common stock options                          203,026                         151,634
--------------------------------------------------------------------------------------------------------------------
  Weighted average shares and common
    equivalent shares outstanding                                          5,868,720                       5,715,151
--------------------------------------------------------------------------------------------------------------------


Weighted average common and common equivalent shares for the six months ending September 30, 1997 and 1996 are computed as follows:

                                                                  September 30, 1997              September 30, 1996
Primary:
Net Income per share                                                      $     0.56                     $      0.35
--------------------------------------------------------------------------------------------------------------------

  Weighted average shares outstanding                                      5,665,694                       5,527,973
  Common shares assumed outstanding to
    reflect dilutive effect of common stock options                          172,682                         176,604
--------------------------------------------------------------------------------------------------------------------
  Weighted average shares and common
    equivalent shares outstanding                                          5,838,376                       5,704,577
--------------------------------------------------------------------------------------------------------------------
Fully diluted:
Net Income per share                                                           $0.56                           $0.35
--------------------------------------------------------------------------------------------------------------------
  Weighted average shares outstanding                                      5,665,694                       5,527,973
  Common shares assumed outstanding to
    reflect dilutive effect of common stock options                          203,026                         151,634
--------------------------------------------------------------------------------------------------------------------
  Weighted average shares and common
    equivalent shares outstanding                                          5,868,720                       5,715,151
--------------------------------------------------------------------------------------------------------------------

                                      28